SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  November 13, 1996

                         BALCOR REALTY INVESTORS - 84
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13349
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3215399
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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Item 5. Other Information
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a)  Chesapeake Apartments

As previously reported, on October 18, 1996, the Partnership contracted to sell the Chesapeake Apartments, Harris County, Texas to an unaffiliated party, AIMCO Properties, L.P., a Delaware limited partnership, for a sale price of $7,950,000. The sale closed on December 19, 1996. The purchaser did not assume the first mortgage loan as previously expected. The Partnership will use sale proceeds of $5,072,714 to repay the loan. In addition, from the proceeds of the sale, the Partnership paid $159,000 to a third party as a brokerage commission, $59,625 to an affiliate of the third party providing property management services as a fee for services rendered in connection with the sale of the property and $30,954 in closing costs. The Partnership received the remaining sale proceeds of approximately $2,627,707.

b)  Courtyards of Kendall Apartments

As previously reported, on October 24, 1996, the Partnership contracted to sell the Courtyards of Kendall Apartments, Dade County, Florida to an unaffiliated party, Ceebraid-Signal Corporation, a Florida corporation, for a sale price of $11,310,000. On November 13, 1996 the purchaser exercised its option to terminate the agreement of sale and a closing of the sale will not occur. Pursuant to the agreement of sale, the $150,000 in earnest money previously deposited by the purchaser and interest accrued thereon was returned to the purchaser.

c)  Somerset Pointe Apartments

As previously reported, on November 5, 1996, the Partnership contracted to sell Somerset Pointe Apartments, Las Vegas, Nevada to an unaffiliated party, DKS Associates, for a sale price of $18,833,333. The closing of the sale was extended and the sale closed on January 6, 1997. From the proceeds of the sale, the Partnership paid the outstanding balance of the first mortgage loan in the amount of $10,736,529, closing costs of $68,275, and $188,333 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property received a fee of $141,250 for services rendered in connection with the sale of the property.
The Partnership received approximately $7,698,946 representing the remaining proceeds. Of such proceeds, $321,937 will be retained by the Partnership and not be available for use or distribution by the Partnership until 90 days after closing.

d)  Woodland Hills Apartments

As previously reported, on August 27, 1996, the Partnership contracted to sell Woodland Hills Apartments, Irving, Texas to an unaffiliated party, TGM Realty Corp. #5, a Delaware corporation, for a sale price of $7,500,000. Pursuant to an agreement between the Partnership and the purchaser, the sale price was reduced to $7,300,000 and the sale closed on November 19, 1996. From the proceeds of the sale, the Partnership paid the outstanding balance of the first
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mortgage loan in the amount of $4,910,568, a prepayment penalty of $96,211, closing costs of $59,000, and $144,750 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property received a fee of $54,750 for services rendered in connection with the sale of the property. The Partnership received approximately $2,034,721 representing the remaining proceeds. Of such proceeds, $250,000 will be retained by the Partnership and not be available for use or distribution by the Partnership until 90 days after closing.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (99)  (a)  Letter of Termination relating to the sale of Courtyards of Kendall Apartments,  Dade County, Florida.

                (b) First Amendment to Agreement of Sale and Escrow Agreement relating to the sale of Somerset Pointe Apartments, Las Vegas, Nevada.

                (c) Letter agreement dated November 11, 1996 relating to the sale of the Woodland Hills Apartments, Irving, Texas.


No information is required under Items 1, 2, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR REALTY INVESTORS-84

                         By:  Balcor Partners-XV, an Illinois general
                              partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------------
                                   Jerry M. Ogle, Managing Director
                                   and Secretary


Dated:  January 29, 1997
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